                                                                  EXECUTION COPY

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                         REGISTRATION RIGHTS AGREEMENT


                         DATED AS OF FEBRUARY 25, 1997

                                 BY AND AMONG

                        CONCORDE CAREER COLLEGES, INC.,

                 CAHILL WARNOCK STRATEGIC PARTNERS FUND, L.P.

                                      AND

                          STRATEGIC ASSOCIATES, L.P.

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

                               TABLE OF CONTENTS

SECTION 1

     Registration Rights....................................................................  1
     -------------------
           1.1  Demand Registration Rights..................................................  1
                --------------------------
           1.2  "Piggyback" Registration Rights.............................................  2
                 ------------------------------
           1.3  Terms and Conditions of Registration or Qualification.......................  2
                -----------------------------------------------------
           1.4  Exceptions to Registration Obligations......................................  6
                --------------------------------------
           1.5  Indemnity...................................................................  6
                ---------

SECTION 2

     Miscellaneous..........................................................................  9
     -------------
           2.1  Additional Actions and Documents............................................  9
                --------------------------------
           2.2  No Assignment...............................................................  9
                -------------
           2.3  Entire Agreement; Amendment.................................................  9
                ---------------------------
           2.4  Limitation on Benefits......................................................  9
                ----------------------
           2.5  Binding Effect..............................................................  9
                --------------
           2.6  Governing Law............................................................... 10
                -------------
           2.7  Notices..................................................................... 10
                -------
           2.8  Headings.................................................................... 11
                --------
           2.9  Execution in Counterparts................................................... 11
                -------------------------

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of February
                                              ---------
25, 1997, by and among CONCORDE CAREER COLLEGES, INC., a Delaware corporation (the "Company"), CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., a limited
      -------
partnership organized under the laws of the State of Delaware, and STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware (collectively, the "Purchasers").
                             ----------

     WHEREAS, the Company and the Purchasers have entered into Debenture and Warrant Purchase Agreements, dated as of February 25, 1997 (the "Debenture
                                                                 ---------
Purchase Agreements");
-------------------

     WHEREAS, pursuant to the Debenture Purchase Agreements, the Company and the Purchasers desire to enter into this Agreement to provide Purchasers with certain stock registration rights and to address related matters;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties agree as follows:

                                   SECTION 1

                              Registration Rights
                              -------------------

     1.1  Demand Registration Rights.  At any time after the date hereof but
          --------------------------
excluding the period beginning December 1 and ending March 1 in any year, Purchasers may request, in writing, registration for sale under the Securities Act of 1933, as amended (the "Act"), of all or at least 500,000 shares of the
                              ---
Common Stock, par value $0.10 per share, of the Company (the "Shares") then held
                                                              ------
by Purchasers or issuable to Purchasers upon exercise of the Warrants of even date herewith, issued by the Company to Purchasers pursuant to the Debenture Purchase Agreements. The Company shall thereafter, as expeditiously as practicable, use its reasonable best efforts (i) to prepare and file with the Securities and Exchange Commission (the "SEC") under the Act, a registration
                                         ---
statement on the appropriate form (using Form S-3 or other "short form," if available and advised by counsel) covering all of the Shares specified in the demand request, within 60 days after the date of such request (45 days in the case of a Form S-3) and (ii) to cause such registration statement to be declared effective. The Purchasers shall select the underwriter of any offering pursuant to a registration statement filed pursuant to this Section 1.1, subject to the approval of the Company, which approval shall not be unreasonably withheld. Any selected underwriter shall be a well-recognized firm in good standing. The Company shall not be required to comply with more than one (1) request by Purchasers for demand registration ("Demand Registration") pursuant to this
                                     -------------------
Section 1.1. A demand registration shall not count as such until a registration statement becomes effective; provided, that if, after it has become effective,
                             --------
the offering pursuant to the registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental authority, such registration be deemed not to have been effected unless such stop order, injunction or other order shall subsequently have been vacated or otherwise removed.

     1.2  "Piggyback" Registration Rights.  Subject to applicable stock exchange
           ------------------------------
rules and securities regulations, at least 30 days prior to any public offering of any of its Common Stock for the account of the Company or any other person (other than a registration statement on Form S-4 or S-8 (or any successor forms under the Securities Act) or other registrations relating solely to employee benefit plans or any transaction governed by Rule 145 of the Securities Act), other than pursuant to the exercise of any Demand Registration pursuant to
Section 1.1, the Company shall give written notice of such proposed filing and of the proposed date thereof to Purchasers and if, on or before the twentieth
(20th) day following the date on which such notice is given, the Company shall receive a written request from Purchasers requesting that the Company include among the securities covered by such registration statement any Shares of Common Stock or Shares of Common Stock issued or issuable upon exercise of the Warrant for offering for sale in a manner and on terms set forth in such request, the Company shall include such Shares in such registration statement, if filed, so as to permit such Shares to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request. Each such registration shall hereinafter be called a "Piggyback Registration." The Company shall
                               ----------------------
select the underwriters of any offering pursuant to a registration statement filed pursuant to this Section 1.2, subject to the approval of the Purchasers, which approval shall not be unreasonably withheld.

     1.3  Terms and Conditions of Registration or Qualification.  In connection
          -----------------------------------------------------
with any registration statement filed pursuant to Sections 1.1 or 1.2 hereof, the following provisions shall apply.

     (a) The obligations of the Company to use its reasonable best efforts to cause the registration of Shares under the Securities Act are subject to the limitation, condition and qualification that the Company shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days in any one year period) the filing of any registration statement otherwise required to be filed by it if the Company in good faith determines that such registration and offering would (i) interfere with any financing, acquisition, corporate reorganization or other material transaction or event involving the Company or any of its subsidiaries or (ii) require premature disclosure thereof or of conditions, circumstances or events affecting the Company or the Company's industry which are not yet fully developed or ripe for disclosure, in which event the Company shall promptly give the securityholders requesting registration thereof written notice of such determination and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the Purchasers shall have the right to withdraw the request for registration by giving written notice to the Company within 15 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which Purchasers are entitled under this Agreement.

     (b) If the managing underwriter advises that the inclusion in such registration or qualification of some or all of the Shares sought to be registered exceeds the number (the "Saleable Number") that can be sold in an
                                    ---------------
orderly fashion or without adversely affecting the offering, then the number of Shares offered shall be limited to the Saleable Number and shall be allocated as follows:

          (i) If such registration is being effected pursuant to a Piggyback Registration under Section 1.2, (1) first, all the Shares the Company (or in the exercise of demand registration rights, the selling stockholder(s) exercising such rights) proposes to register and (2) second, the difference between the Saleable Number and the number to be included pursuant to clause (1) above, allocated first to the Purchasers pro rata on the basis of the relative number of Shares offered for sale by each Purchaser; and

          (ii) if such registration is being effected pursuant to a Demand Registration other than in connection with the first public offering after the date of this Agreement of Common Stock of the Company, (1) first, the entire Saleable Number allocated first to the Purchasers on the basis of the relative number of Shares offered for sale by Purchasers, and then among all other selling securityholders pro rata on the basis of the relative number of Shares offered for sale by each such securityholder and (2) second, the difference (if positive) between the Saleable Number and the number to be included pursuant to clause (1) above, allocated to the Company;

          (iii) if such registration is being effected pursuant to a Demand Registration pursuant to Section 1.1 and would be the first public offering of Common Stock after the date of this Agreement and the Company wishes to sell, for its own account, shares of Common Stock in such offering, then the Saleable Number shall be allocated to the Purchasers, on one hand, and the Company, on the other hand, equally, to the extent of the number of Shares offered by the Purchasers.

     (c) Purchasers will promptly provide the Company with such information as the Company shall reasonably request in order to prepare such registration statement and, upon the Company's request, each Purchaser shall provide such information in writing and signed by such Purchaser and stated to be specifically for inclusion in the registration statement. In the event that the distribution of the Shares covered by the registration statement shall be effected by means of an underwriting, the right of any Purchaser to include its Shares in such registration shall be conditioned on such Purchaser's execution and delivery of a customary underwriting agreement with respect thereto; provided, however, that except with respect to information concerning such
--------  -------
holder and such Purchaser's intended manner of distribution of the Shares, no Purchaser shall be required as a Purchaser exercising registration rights to make any representations or warranties in such agreement as a condition to the inclusion of its Shares in such registration.

     (d) The Company shall bear all expenses in connection with the preparation of any registration statement filed pursuant to Section 1.1, including the fees and disbursements of one counsel for Purchasers.

     (e) The Company shall bear all expenses in connection with the preparation of any registration statement filed pursuant to Section 1.2, excluding (A) the fees and disbursements of counsel for Purchasers, and (B) the underwriting fees, discounts or commissions with respect to Shares of Purchasers, which shall be borne by Purchasers.

     (f) Following the effective date of such registration statement, the Company shall, upon the request of Purchasers, forthwith supply such number of prospectuses (including preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act or such other securities laws where the registration statement or prospectus has been filed and such other documents as are referred to in the registration statement as shall be requested by Purchasers to permit such Purchasers to make a public distribution of their Shares, provided that Purchasers furnish the Company with such appropriate information relating to such Purchasers' intentions in connection therewith as the Company shall reasonably request in writing.

     (g) The Company shall prepare and file such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act or such other securities laws where the registration statement has been filed with respect to the offer and sale or other disposition of the shares covered by such registration statement during the period required for distribution of the Shares, which period shall not be in excess of six (6) months from the effective date of such registration statement.

     (h) The Company shall use its reasonable best efforts to register or qualify the Shares of Purchasers covered by any such registration statement under such securities or Blue Sky laws in such jurisdictions as Purchasers may reasonably request; provided, however, that the Company shall not be required to
                    --------  ------
execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified in order to comply with such request.

     (i) In connection with any registration pursuant to Sections 1.1 and 1.2, the Company will as expeditiously as possible:

          (A) cause the Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Purchasers to consummate the disposition of such Shares;

          (B) notify each Purchaser at any time of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (C) cause all Shares covered by the registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed and, unless the same already exists, provide a transfer agent, registrar and CUSIP number for all such Shares not later than the effective date of the registration statement;

          (D) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Purchasers or the underwriters retained by such holders, if any, reasonably request in order to expedite or facilitate the disposition of such Shares;

          (E) make available for inspection by any Purchaser, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records,
                                ----------
pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, provided that such Inspectors shall have first executed and delivered to the Company a confidentiality agreement in customary form protecting the confidentiality of such information;

          (F) obtain "cold comfort" letters and updates thereof from the Company's independent public accountants and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered by "cold comfort" letters and opinion of counsel, respectively, as Purchasers may reasonably request; and

          (G) otherwise comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     (j) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.3(i)(B), such holder will forthwith discontinue disposition of its Shares pursuant to the registration statement covering such Shares until such Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by such Section 1.3(i)(B) and, if so directed by the Company, such Purchaser will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Purchaser's possession, of the prospectus covering such Shares current at the time of receipt of such notice.

     (k) Each Purchaser agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Shares of Common Stock, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company in each case, other than as part of an offering made pursuant to a registration statement filed and affected by this Agreement during the 15 days prior to, and during the 90-day period (or such longer period as each Purchaser agrees with the underwriter of such offering) beginning on the effective date of such registration statement (except as part of such registration) provided that each Purchaser has received written notice of such registration at least 15 days prior to such effective date.

     1.4  Exceptions to Registration Obligations.   The Company shall not be
          --------------------------------------
required to effect any registration of Shares pursuant to Section 1.1 or Section
1.2 hereof if either:

     (a) it shall deliver to the Purchaser requesting such registration an opinion of counsel in form reasonably satisfactory to such Purchaser to the effect that all such Shares held by such Purchaser may be sold in the public market without registration under the Securities Act (e.g., pursuant to Rule
                                                      ----
144) and any applicable state securities laws; or

     (b) it shall offer to purchase all the Shares sought by the Purchaser to be registered, at a purchase price per Share equal to the average, over the ten
(10) trading days immediately after the Purchaser's request for Demand Registration or Piggyback Registration, of the average on each such trading day of the bid and ask price (or high and low sales price, if applicable) for a share of Common Stock of the Company on the exchange or quotation system upon which the Common Stock is traded or quoted.

     1.5  Indemnity.
          ---------

     (a) In the event of the registration or qualification of any Shares of the securityholders under the Securities Act or any other applicable securities laws pursuant to the provisions of Sections 1.1 and 1.2, the Company agrees to indemnify and hold harmless each Purchaser thereby offering such Shares for sale (a "Seller"), underwriter, broker or dealer, if any, of such Shares, and each
    ------
other person, if any, who controls any such Seller, underwriter, broker or dealer within the meaning of the Securities Act or any other applicable securities laws, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Seller, underwriter, broker or dealer or controlling person may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration or qualification and will reimburse each such Seller, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such Seller, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the
--------  -------
extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto or violation in reliance upon and in conformity with written information furnished to the Company by such Seller, underwriter, broker, dealer or controlling person specifically and expressly for use in the preparation thereof; and provided, further, that the Company shall not be liable to any
             --------  -------
person who participates as an underwriter in the offering or sale of Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Shares to such person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter.

     (b) In the event of the registration or qualification of any Shares of Seller under the Securities Act or any other applicable securities laws for sale pursuant to the provisions of Sections 1.1 and 1.2, each Seller, each underwriter, broker and dealer, if any, of such Shares, and each other person, if any, who controls any such Seller, underwriter, broker or dealer within the meaning of the Securities Act, agrees severally, and not jointly to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such Shares were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any rule or regulation under the Securities Act or any other applicable securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration or qualification, which untrue statement or omission or violation was made therein in reliance upon and in conformity with written information furnished to the Company by such selling securityholder, underwriter, broker, dealer or controlling person specifically for use in connection with the preparation thereof, and will reimburse the Company, such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no Seller will be liable under this
                     --------  -------
Section 1.4(b) for any amount in excess of the net proceeds paid to such selling securityholder of Shares sold by it unless such liability arises from such written information furnished to the Company with knowledge of its misleading nature or an intent to defraud.

     (c) Promptly after receipt by a person entitled to indemnification under this Section 1.4 (an "indemnified party") of notice of the commencement of any
                      -----------------
action or claim relating to any registration statement filed under Section 1.1 or 1.2 or as to which indemnity may be sought hereunder, such indemnified party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "indemnifying party"), give written notice to
                                    ------------------
such indemnifying party of the commencement of such action or claim, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than pursuant to the provisions of this Section 1.4 and shall also not relieve the indemnifying party of its obligations under this Section 1.4 except to the extent that the indemnifying party is actually prejudiced thereby. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense, with counsel reasonably satisfactory to such indemnified party, of such action and/or to settle such action and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no indemnifying party shall enter into
               --------  -------
any settlement agreement without the prior written consent of the indemnified party unless such indemnified party is fully released and discharged from any such liability. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding, or (C) such indemnified party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it that are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (A), (B) or (C) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the indemnified parties (and reasonably acceptable to the indemnifying party) shall be borne by the indemnifying party. If, in any such case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party and the indemnified party shall assume such defense and/or settle such action; provided, however, that an
                                               --------  -------
indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

                                   SECTION 2

                                 Miscellaneous
                                 -------------

     2.1  Additional Actions and Documents.  Each of the parties hereto hereby
          --------------------------------
agrees to use its good faith best efforts to bring about the consummation of this Agreement, and to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

     2.2  No Assignment.  The right of Purchasers herein are personal and may
          -------------
not be assigned or transferred to any third party without the Company's prior express written consent.

     2.3  Entire Agreement; Amendment.  This Agreement, including the other
          ---------------------------
writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or discharge is sought.

     2.4  Limitation on Benefits.  It is the explicit intention of the parties
          ----------------------
hereto that no person or entity other than the parties hereto (and their respective successors and assigns) is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns.

     2.5  Binding Effect.  This Agreement shall be binding upon and shall inure
          --------------
to the benefit of the parties hereto and their respective successors and assigns.

     2.6  Governing Law.  This Agreement, the rights and obligations of the
          -------------
parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Delaware (excluding the choice of law rules thereof).

     2.7  Notices.  All notices, demands, requests, or other communications
          -------
which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows:

     (a)  If to the Company:

          Concorde Career Colleges, Inc.
          1100 Main Street
          Suite 416
          Kansas City, MO 64105
          Attn: Jack L. Brozman
          Facsimile No.: (816) 474-7610

          with a copy to:

          Bryan Cave, L.L.P.
          7500 College Boulevard
          Suite 1100
          Overland Park, KS 66210-4035
          Attn:  Thomas W. Van Dyke
          Facsimile No.:  (913) 338-7777

          (b)  if to the Purchasers:

          c/o Cahill, Warnock & Company, LLC
          One South Street, Suite 2150
          Baltimore, Maryland  21202
          Attn:  David Warnock
          Facsimile No.:  (410) 895-3805

          with a copy to:

          Wilmer, Cutler & Pickering
          100 Light Street
          Baltimore, MD  21202
          Attn:  John B. Watkins, Esquire
          Facsimile No.:  (410) 986-2828

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or facsimile transmission confirmation being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     2.8  Headings.  Article and Section headings contained in this Agreement
          --------
are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     2.9  Execution in Counterparts.  To facilitate execution, this Agreement
          -------------------------
may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of each party appear on each counterpart; but it shall be sufficient that the signature of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of all of the parties hereto.

     [Remainder of Page Left Blank Intentionally -- Signature Page Follows]

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

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.


                              CONCORDE CAREER COLLEGES, INC.


                              By:    __________________________________________
                                     Name:
                                     Title:


                              CAHILL, WARNOCK STRATEGIC PARTNERS FUND,
                              L.P.

                              By:    CAHILL, WARNOCK STRATEGIC PARTNERS,
                                     L.P., its General Partner



                              By:    __________________________________________
                                     Name:   David L. Warnock
                                     Title:  a General Partner


                              STRATEGIC ASSOCIATES, L.P.

                              By:    CAHILL, WARNOCK & COMPANY, L.L.C., its
                              General Partner


                              By:    __________________________________________
                                     Name:   David L. Warnock
                                     Title:  Managing Member

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